Exhibit 23.1

            Consent of Independent Certified Public Accountants


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1995, appearing in Carnival Corporation's Annual Report on Form 10-K/A #1 for the year ended November 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



     Price Waterhouse LLP
     Miami, Florida
     October 16, 1995